Exhibit 99.1
6,000,000 Shares of
CANADIAN SOLAR INC.
Common Shares
(No par value)
EQUITY UNDERWRITING AGREEMENT
October 15, 2009
MORGAN STANLEY & CO. INCORPORATED
DEUTSCHE BANK SECURITIES INC.
PIPER JAFFRAY & CO.
As Representatives of the Underwriters
named in Schedule A hereto
c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

Deutsche Bank Securities Inc. 60 Wall Street, 4th Floor New York, NY 10005

Piper Jaffray & Co. 345 California Street, Suite 2400 San Francisco, CA 94104
Ladies and Gentlemen:
     Canadian Solar Inc., a Canadian corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A hereto (each, an “Underwriter,” and together, the “Underwriters”) for whom Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Piper Jaffray & Co. are acting as representatives (together, the “Representatives”), an aggregate of 6,000,000 shares of common stock (the “Firm Shares”) of the Company, no par value (the “Common Shares”). The respective amount of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 900,000 additional Common Shares (the “Option Shares”) as set forth below. The Firm Shares and, if and to the extent such option is exercised, the Option Shares, are collectively called the “Securities.”

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and agrees with the Underwriters as follows:
          (a) A shelf registration statement on Form F-3 (File No. 333-152325), as amended by post-effective amendment No. 1 thereto, which post-effective amendment includes a form of prospectus (the “Base Prospectus”), in respect of the Securities, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. Each of such registration statement and post-effective amendment No. 1 thereto has been declared effective by the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3. Copies of such registration statement, including post-effective amendment No. 1 and any other amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430B or 430C under the Securities Act and contained in the Prospectus referred to below, and no post-effective amendment (other than post-effective amendment No. 1) to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Securities first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 3(a)(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Securities by the Underwriters.
          (b) As of the Applicable Time (as defined below) and as of the First Closing Date or the Option Closing Date (as defined in Section 2(b) hereto, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6(f) herein. As used in this subsection and elsewhere in this Agreement:
          “Applicable Time” means 9:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
          “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
          “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.
          “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
          (c) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or the effectiveness of the Registration Statement, relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Securities Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. (i) At the time the Registration Statement initially became effective, (ii) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (iii) at the time of the first contract of sale for the Securities and (iv) on the Closing Date, the Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (i) On its date, (ii) at the time of filing the final Prospectus pursuant to Rule 424(b) and (iii) on the Closing Date, the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 6(f) herein.
          (d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference deemed to be a part thereof that has not been superseded or modified. If at any such time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any part of the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (e) The Company has not, directly or indirectly, distributed and will not, prior to the later of the final Closing Date or completion of the distribution of the Securities, distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3(b) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.
          (f) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer).
          (g) The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of the Rules and Regulations under the Securities Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the

United States consistently applied throughout the periods involved. Deloitte Touche Tohmatsu CPA Ltd., which has expressed its opinion with respect to the financial statements and schedules incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.
          (h) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of Canada, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, or adversely effect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (“Material Adverse Effect”).
          (i) The Company does not own or control, directly or indirectly, any corporation, association or entity other than CSI Solartronics (Changshu) Co., Ltd., CSI Solar Manufacture Inc., CSI Solar Technologies Inc., CSI Central Solar Power Co., Ltd., CSI Cells Co., Ltd., Changshu CSI Advanced Solar Inc., CSI Solar Power Inc., CSI Solar Power (China) Inc., Canadian Solar (USA) Inc., Canadian Solar Solutions Inc., Canadian Solar Japan Inc., CSI Project Consulting GmbH, CVB Solar GmbH and Solarpark Bernsdorf GmbH & Co. KG (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary of the Company has been duly organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its respective property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each Subsidiary’s business license, if applicable, is in full force and effect. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and were issued in compliance with the laws of the People’s Republic of China (the “PRC”) or other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The articles of association of each Subsidiary comply with the requirements of applicable law, including the PRC Company Law, and are in full force and effect.
          (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (k) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and all of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable, were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s Common Shares have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and were issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws.
          (l) The Securities have been duly authorized, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and will be issued in compliance with all United States federal and state, Canadian provincial and other applicable securities laws and the issuance of the Securities will not be subject to any preemptive rights, rights of first refusal or similar rights.
          (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance on any property or assets of the Company and its Subsidiaries pursuant to, (i) the articles of the Company or the organizational or other governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
          (n) No consent, approval, authorization, filing with or order of any court or governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained under the Securities Act, such as may be required under the blue sky laws of any state or Canadian province in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus or such consents, approvals, authorizations, filings or orders that will be obtained or completed by the First Closing Date.
          (o) Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term borrowings of the Company or any of its Subsidiaries or any material adverse change, or any development that would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), or in the results of operations, shareholders’ equity, management, properties, business or prospects of

Company and its Subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus.
          (p) Subsequent to the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
          (q) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries.
          (r) Except as described in the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as are prudent and customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
          (s) The statistical and market-related data included under the caption “Prospectus Supplement Summary” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information,” “Item 4. Information on the Company” and “Item 5. Operating and Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F, in each case as updated by the General Disclosure Package, and the consolidated financial statements of the Company and its Subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects; and the selected operating data of the Company included under the caption “Selected Consolidated Financial Data” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Selected Financial Data” and “Item 5. Operating and

Financial Review and Prospects” in the Company’s most recent Annual Report on Form 20-F, as updated by the General Disclosure Package, are based on or derived from the Company’s internal records and are accurate in all material respects.
          (t) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus and proceedings that, if determined adversely to the Company or any of its Subsidiaries, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (u) There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Company’s most recent Annual Report on Form 20-F, that are not described and filed (as exhibits either to the Company’s most recent Annual Report on Form 20-F or to an amendment thereto) as required. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any communication that would reasonably cause it to believe that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof. The statements made under the captions “Risk Factors” and “Plan of Distribution” under the Registration Statement, under the captions “Prospectus Supplement Summary,” “Risk Factors” and “Underwriting” in the General Disclosure Package and the Prospectus and under the captions “Item 3. Key Information — Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” in the Company’s most recent Annual Report on Form 20-F, as updated by the General Disclosure Package, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations and contracts and other documents in all material respects.
          (v) No governmental authority has issued any order preventing or suspending the trading of the Company’s securities or the distribution of the Securities and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority against the Company or its Subsidiaries.
          (w) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.
          (x) No labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (y) Except as described in the General Disclosure Package and the Prospectus, the Company has no material obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any Subsidiary, or any other person.
          (z) The Company and each of its Subsidiaries have filed all national, central government, federal, state, provincial, territorial and local and foreign income, franchise and other tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except for any such tax returns or any such taxes with respect to which the failure to file or the failure to pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and except for any taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with the generally accepted accounting principles in the United States; and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in each case that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (aa) Neither the Company nor any of its Subsidiaries (i) is in violation of its articles or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (bb) Except as disclosed in the General Disclosure Package, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iv) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the General Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that have been threatened, against the Company or any of its Subsidiaries under Environmental Laws in which a governmental authority is also a party, (B) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its Subsidiaries anticipates any material capital or operating expenditures relating to Environmental Laws.
          (cc) Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the Company’s knowledge, any agent, employee or other person affiliated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (dd) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (ee) Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the Company’s knowledge, any agent, employee or affiliate of the Company is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any U.S. sanctions administered by OFAC.
          (ff) The Company is not and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (gg) The Company was not a “passive foreign investment company” (a “PFIC”), as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for its most recently completed taxable year and, based on the market price of the Company’s Shares and projected composition of the Company’s income and valuation of its assets and operations, the Company does not expect to become a PFIC in the future.
          (hh) No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Canada on or in connection with the issuance and sale of the Securities by the Company or the execution and delivery of this Agreement.
          (ii) Except as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (jj) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) (each, an “Affiliate”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (kk) To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the General Disclosure Package and the Prospectus.
          (ll) Except as disclosed in the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company owns or possesses, or has the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it in commerce, in connection with the business now operated by it, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as otherwise described in the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
          (mm) Each of the Company and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations, certificates and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable foreign laws, as are necessary to operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, be reasonably be expected to have a Material Adverse Effect.
          (nn) Except as disclosed in the General Disclosure Package and the Prospectus: (i) none of the Company or any of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its equity interest; (ii) all dividends and other distributions declared and payable upon the equity interests in the Company and the Subsidiaries may be converted into foreign currency that may be freely transferred out of Canada or the PRC, as the case may be; and (iii) all such dividends and other distributions are otherwise free and clear of any other tax, withholding or deduction in Canada and the PRC, in each case without the necessity of obtaining any consent in Canada or the PRC, except such as have been obtained.
          (oo) None of the Company or any of the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC and Canada.
          (pp) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and each of the Subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (qq) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and each of the Subsidiaries (i) have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports filed or submitted under the Exchange Act is accumulated and communicated to managements of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

          (rr) Except as disclosed in the General Disclosure Package and the Prospectus, since the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Deloitte Touche Tohmatsu CPA Ltd. and the audit committee of the board of directors of the Company, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, and (iii) no change in the internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (ss) As of the date of this Agreement, there is no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission promulgated thereunder.
          (tt) The section entitled “Item 5. Operating and Financial Review and Prospects — Operating Results — Critical Accounting Policies” in the Company’s most recent Annual Report on Form 20-F accurately describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s independent accountants with regard to such disclosure.
          (uu) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
          (vv) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by courts in Canada, provided that such choice of law is bone fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal and provided that such choice of law is not contrary to public policy. The Company has the corporate power and capacity to submit, and, pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and authorized, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 of this Agreement.
          (ww) This Agreement is in proper form to be enforceable in Canada in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Canada of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in Canada (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in Canada (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.
          (xx) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein that is not impeachable as void or voidable under the laws of the State of New York would be recognized and enforced against the Company without re-examination of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Ontario (other than in the normal course of proceeding), provided that (A) such New York courts had proper jurisdiction over the parties subject to such judgment; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice; (C) the enforcement of the judgment would not be contrary to public policy as such term is understood under the laws of Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extra-Territorial Measures Act (Canada); (D) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Canada; (E) there is due compliance with the correct procedures under the laws of Canada; (F) the enforcement of such judgment does not constitute directly or indirectly the enforcement of revenue expropriatory or penal laws; and (G) the action to enforce such judgment is commenced within the applicable limitation period under the laws of Ontario. The Company is not aware of any reason why the enforcement in Canada of such a New York Court judgment would be, as of the date hereof, contrary to public policy of Canada or contrary to the public policy, state sovereignty or security of the PRC. This Section 1(xx) is subject in its entirety to the following qualifications and exceptions: (i) an Ontario Court has discretion to stay or decline to hear an action on a New York judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action, (ii) an Ontario court will render judgment only in Canadian dollars, and (iii) an action in an Ontario Court on a New York judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally.
          (yy) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 of the PRC (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.
          (zz) Based on the advice of the Company’s PRC counsel, the Company believes the issuance and sale of the Securities, the listing and trading of the Securities on the Nasdaq Global Market or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or at the First Closing Date or at any Option Closing Date, subject to or adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the clarification and notices issued by the CSRC on September 21, 2006 (the “M&A Rules and Related Clarifications”).
          (aaa) The Company has taken all reasonable steps to comply with, and all reasonable steps to ensure compliance by all of the Company’s shareholders and option holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
          (bbb) For the purposes of this Agreement, the term “Material Contract” shall refer to any agreement or instrument that would be expected to have a material effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company or and its Subsidiaries, taken as a whole. Material Contracts shall include, but not be limited to, the agreements and instruments that were filed or incorporated by reference as exhibits to the Company’s most recent Annual Report on Form 20-F. Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Material Contracts (other than purchase orders and supply contracts), and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any Material Contract (other than purchase orders and supply contracts). No purchase orders that constitute Material Contracts have been cancelled since January 1, 2009 except as set forth on Schedule D.
          (ccc) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
          (ddd) Except as described in the General Disclosure Package and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.
          (eee) The Securities have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance, and all issued and outstanding Common Shares are duly listed on the Nasdaq Global Market.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Underwriters.
     Section 2. Purchase, Sale and Delivery of Securities.
          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company, at a price of $14.97825 per share (the “Purchase Price”), the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A, subject to adjustments in accordance with Section 7 hereof.
     The Firm Shares will be delivered by the Company to the account of Morgan Stanley & Co. Incorporated, for the account of each Underwriter, against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company, by causing The Depository Trust Company (“DTC”) or its designated custodian (the “Custodian”) to credit the Firm Shares to the account of Morgan Stanley & Co. Incorporated at DTC, at 9:00 a.m., New York City time, on October 21, 2009, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”
          (b) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2, at their election within a period of 30 days beginning with the date of this Agreement. The option granted hereunder may be exercised in whole or in part from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the amount of Option Shares to be purchased and the date and time, as determined by the Representatives, when the Option Shares are to be delivered, such date and time being herein referred to as an “Option Closing” and “Option Closing Date” (the First Closing Date and any Option Closing Date each being herein referred to as a “Closing Date”), respectively; provided, however, that no Option Closing Date shall be earlier than the First Closing Date nor, unless waived by the Company and the Representatives, earlier than the second business day after the date on which such notice is delivered by the Representatives. Such Option Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions). No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.
     The Option Shares will be delivered by the Company to the account of Morgan Stanley & Co. Incorporated, for the account of each Underwriter, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, by causing

DTC or its Custodian to credit the Option Shares to the account of Morgan Stanley & Co. Incorporated at DTC, on each Option Closing Date.
     Section 3. Covenants of the Company and Representatives. (i) The Company further covenants and agrees with the Underwriters as follows:
          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B or 430C under the Securities Act, (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the Statutory Prospectus or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act, and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the completion of the distribution of the Securities by the Underwriters.
          (b) The Company represents and agrees that, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to the first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto. The Company represents that it will (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.
          (c) The Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall have become effective, or any supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use its best efforts to obtain as soon as possible the withdrawal of any such stop order, if issued.

          (d) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) to execute a general consent to service of process in any jurisdiction or (iii) to subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
          (e) The Company will deliver to, or upon the order of, the Representatives, without charge, from time to time, such number of copies of the Statutory Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus and all amendments and supplements to such documents as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) (the “Prospectus Delivery Period”) is required under the Securities Act, such number of copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. At the Representatives’ request, the Company will deliver to the Representatives at or before the Closing Date, one signed copy (which may be a photocopy) of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.
          (f) The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
          (g) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
          (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and the Rule 158 under the Securities Act and will advise you in writing when such statement has been so made available.
          (i) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other offering documents, including any Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states, provinces and other jurisdictions which the Representatives shall designate, (D) all filing fees and fees and disbursements incurred pursuant to Canadian securities laws, (E) the fees and expenses of any transfer agent, trustee or registrar, (F) listing fees, if any, with respect to any filing of an additional share listing application for the Securities with The Nasdaq Stock Market, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.
          (j) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

          (k) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.
          (l) The Company will not, without the prior written consent of each Representative, from the date of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) (A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Shares or any securities convertible into or exchangeable for or repayable with Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except that the Company may, without such consent, and subject to other limited exceptions, (i) issue and sell the Securities offered hereby or the Common Shares to be issued upon conversion thereof, and (ii) grant options or issue and sell Common Shares to be issued pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Without the prior written consent of each Representative, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by each Representative in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide each Representative and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that may give rise to the extension of the Lock-Up Period.
          (m) The Company will use its reasonable best efforts to cause each executive officer, director, other person or entity of the Company listed on Schedule C to furnish to you, on or prior to the Closing Date, a letter or letters, substantially in the form of Exhibit D hereto (the “Lock-Up Agreements”).
          (n) The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (o) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (p) During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act and the rules and regulations thereunder.
          (q) Until and including the First Closing Date or the settlement date for the Option Shares (whichever is later), the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, except for such failures to comply that would not singly or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
          (r) The Company will indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Securities and the execution and delivery of this Agreement; provided, however, that the Company shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the Securities by the Underwriters in a manner other than that as is customary in such transactions.
          (s) The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requiring each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
          (t) The Company will use its best efforts to have the Securities accepted for listing on the Nasdaq Global Market and maintain the listing of the Securities on the Nasdaq Global Market.
          (u) The Company will not, prior to the delivery of the Securities on each Closing Date, issue any press release or other communication directly or indirectly and will hold no press conferences with respect to the Company or any of the Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of the Subsidiaries, or the offering or sale of the Securities, without prior consent of the Representatives, and such consent shall not be unreasonably withheld.

          (ii) Each Representative, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company, such Representative has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission under Rule 433 under the Securities Act unless the Company approves its use in writing prior to the first use; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto.
     Section 4. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth on the cover of the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
     Section 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and any Option Closing Date (as if made at the applicable Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required to be filed under the Securities Act shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with in all material respects, the rules and regulations thereunder, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and the Company shall have complied with such request to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission.
          (b) Subsequent to the Applicable Time, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Registration Statement, in the General Disclosure Package and in the Prospectus.
          (c) On each Closing Date, there shall have been furnished to the Representatives, the opinions of each of:

          (1) Latham & Watkins, counsel for the Company, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, to the effect set forth on Exhibit A hereto;
          (2) WeirFoulds LLP, Canadian counsel for the Company, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, to the effect set forth on Exhibit B hereto; and
          (3) Chen & Co. Law Firm, PRC counsel for the Company, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, to the effect set forth on Exhibit C hereto.
          (d) On each Closing Date, there shall have been furnished to the Representatives, such opinions from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, Stikeman Elliott LLP, Canadian counsel for the Underwriters, Haiwen & Partners, PRC counsel for the Underwriters, each dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, with respect to the validity of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as reasonably requested by the Underwriters, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
          (e) On the date hereof, Deloitte Touche Tohmatsu CPA Ltd. shall have furnished to the Representatives, a letter dated as of the date hereof and addressed to the Representatives as representatives of the Underwriters in form and substance reasonably satisfactory to the Underwriters. On each Closing Date the Representatives shall have received a letter of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm, dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.
          (f) On each Closing Date, there shall have been furnished to the Representatives, a certificate dated such Closing Date and addressed to the Representatives as representatives of the Underwriters, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:
          (1) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such

Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.
          (2) The signers of said certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and are or are deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus), and:
          (A) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
          (B) All filings required to have been made pursuant to Rules 424(b) and 430B or 430C under the Securities Act have been made as and when required by such rules;
          (C) the Prospectus, as amended or supplemented, does not include and did not include as of its date, or such Closing Date, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or such Closing Date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made;
          (D) the General Disclosure Package, as amended or supplemented, does not include and did not include as of the Applicable Time, any untrue statement of a material fact or omit, or omitted as of the Applicable Time, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
          (E) since the Applicable Time, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the General Disclosure Package or into the Prospectus that has not been so filed;
          (F) subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its share capital, and except as disclosed in the Registration Statement, in the General Disclosure Package and in the Prospectus, there has not been any change in the share capital (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary; and
          (G) except as stated in the General Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change.
          (g) On the date of this Agreement and on each Closing Date, there shall have been furnished to the Representatives, an officers’ certificate dated the date of this Agreement or such Closing Date, as applicable, and addressed to the Representatives as representatives of the Underwriters, signed by the chief financial officer of the Company relating to the financial figures disclosed in the section entitled “Recent Developments” in the “Prospectus Supplement Summary” section of the General Disclosure Package and the Prospectus, in a form reasonably satisfactory to the Representatives and counsel for the Underwriters.
          (h) The Lock-Up Agreements described in Section 3(m) are in full force and effect.
          (i) The Company shall have submitted a notification form related to Listing of Additional Shares for the Securities with the Nasdaq Global Market prior to the First Closing Date.
          (j) The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Representatives or they may have reasonably requested.
     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.
     Section 6. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.
          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
     The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.
          (f) The Underwriters confirm and the Company acknowledges that the statements with respect to the offering of the Securities by the Underwriters set forth in the first sentence of the third paragraph concerning the terms of the offering by the Underwriters and in the ninth paragraph concerning short sales, over-allotment and stabilizing transactions by the Underwriters under the section entitled “Underwriting” in the General Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus.
     Section 7. Default of Underwriters. If any one or more Underwriters defaults in its or their obligation to purchase Securities hereunder on either the First Closing Date or, if the option to purchase the Option Shares has been exercised, any Option Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriter or Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 hereof (provided that if such default occurs with respect to Option Shares after the First Closing Date, this Agreement shall not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
     Section 8. Representations and Agreements to Survive Delivery. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors or controlling persons, and (c) delivery of, and payment for, the Securities to and by the Underwriters hereunder.
     Section 9. Termination of this Agreement.
          (a) The Representatives, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be cancelled at any time prior to any Option Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Shares shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state or local authorities in the United States, Canada or the PRC, (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Canada or the PRC, any declaration by the United States, Canada or the PRC of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(j) and Section 6 hereof shall at all times be effective and shall survive such termination.
          (b) If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representatives by telephone, confirmed by writing.

     Section 10. Default by the Company.
          (a) If the Company shall fail at the First Closing Date or any Option Closing Date to sell and deliver the aggregate number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters.
          (b) No action taken pursuant to this Section 10 shall relieve the Company so defaulting from liability, if any, in respect of such default.
     Section 11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to the Representatives at the offices set forth under the name of each Representative on Schedule A hereto, with a copy to Simpson Thacher & Bartlett LLP, ICBC Tower, 35th Floor, 3 Garden Road, Central Hong Kong, Attention: Chris Lin (telecopy no. +852 2514-7600), if to the Company, shall be mailed, delivered or telecopied to it at No. 199 Lushan Road, Suzhou New District, Suzhou, Jiangsu Province 215129, People’s Republic of China, Attention: Chief Financial Officer (telecopy no. +86 (512) 6690-8087), with a copy to Latham & Watkins, 8 Connaught Place, 41st Floor, One Exchange Square, Central, Hong Kong, Attention: David Zhang, Esq. (telecopy no. +852 2522-7006). Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     Section 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.
     Section 13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as an Underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the several Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that each Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that no Underwriter shall have liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

     Section 14. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     Section 15. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
     Section 16. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Canada, China or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder and (ii) any income or franchise tax on the overall net income of such Underwriter (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.
     Section 17. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.
     Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     Section 19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.
     Section 20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 21. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     Section 22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, CANADIAN SOLAR INC.
By:	/s/ Shawn (Xiaohua) Qu
	Name:	Shawn (Xiaohua) Qu
	Title:	Chairman, President and CEO

Confirmed as of the date first above mentioned, on behalf of themselves and each of the Underwriters. MORGAN STANLEY & CO. INCORPORATED
By:	/s/ John D. Tyree
	Name:	John D. Tyree
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Kent Penwen
	Name:	Kent Penwen
	Title:	Managing Director

By:	/s/ Thomas Cho
	Name:	Thomas Cho
	Title:	Managing Director

PIPER JAFFRAY & CO.
By:	/s/ Christie L. Christina
	Name:	Christie L. Christina
	Title:	Managing Director

SCHEDULE A

Number of Firm
Underwriter	Shares to be Purchased
MORGAN STANLEY & CO. INCORPORATED 1585 Broadway New York, NY 10036	2,785,714
DEUTSCHE BANK SECURITIES INC. 60 Wall Street, 4th Floor New York, NY, 10005	1,331,633
PIPER JAFFRAY & CO. 345 California Street, Suite #2400 San Francisco, CA 94104	1,331,633
WELLS FARGO SECURITIES, LLC 600 California Street Suite 1600 San Francisco, CA 94108	551,020

Total	6,000,000

SCHEDULE B
1. General Use Free Writing Prospectuses (included in the General Disclosure Package)
None.
2. Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
     1. The initial price to the public of the Securities, which is $15.75 per common share.